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                                                                   EXIBIT E

                                  SUPPLY AGREEMENT

     This SUPPLY AGREEMENT (the "Agreement"), effective as of December 4, 1995, is made by and between DYERSBURG FABRICS INC., a Tennessee corporation (the "Seller"), and KLEINERT'S, INC. OF ALABAMA, an Alabama corporation (the "Buyer").

                               W I T N E S S E T H
                               -------------------

     WHEREAS, simultaneously with the execution of this Agreement, Buyer has purchased certain assets of Scott Mills, Inc. of North Carolina, an affiliate of Seller, used to knit, dye and finish fabric for Seller and other persons; and

     WHEREAS, Seller desires to supply Buyer's requirements of the products listed on Schedule 1 (the "Products"), and Buyer desires to purchase from Seller all of Buyer's requirements of the Products, subject to the terms and provisions hereof; and

     WHEREAS, Buyer desires for Seller to perform certain commission dyeing and finishing with respect to fabrics produced by Buyer;

     NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. TERM. Unless earlier terminated, this Agreement shall begin as of December 4, 1995 (the "Effective Date") and extend through and including November 30, 1997.

     2. PRODUCT REQUIREMENTS.

       2.1 Basic Requirements. During the term of this Agreement and in accordance with the terms and conditions hereof, Seller hereby agrees to sell and deliver, and Buyer agrees to buy, receive, and pay for, all of the Buyer's requirements for the Products for use in the ordinary course of the Buyer's business at the prices determined in accordance herewith.

       2.2 Minimum Requirements. During the term of this Agreement, Buyer shall have minimum requirements for the Products as set forth on Schedule 1, and in no event shall Buyer order less than the minimum amounts of the Products. Buyer shall be deemed to have purchased its minimum requirements so long as the aggregate number of yards of all Products purchased by Buyer equals or exceeds the aggregate number of yards of all Products required to be purchased pursuant to Schedule I, even though Buyer purchased less than the minimum number of yards of any particular Product.

       2.3 New Products. If, during the term of this Agreement, Buyer requires any knitted fabric item that is not listed on Schedule 1, but is of a type that is manufactured by Seller, Buyer shall offer Seller the opportunity to submit an offer to supply such item, based upon Buyer's specifications for such item, to Buyer. It is expressly acknowledged and agreed that Buyer has no obligation to select Seller as the supplier of any such item and that Buyer's only obligation hereunder with respect to such item is to allow Seller the opportunity to submit an offer to supply such item.

       2.4 Products Purchased From Third Parties. If, notwithstanding Seller's receipt of Buyer's purchase order for Products as set forth on Schedule I, Seller is unable or unwilling to perform in accordance with such purchase order, whether due to failure to deliver within the time specified or failure to provide Products of kind and/or quality consistent with Products previously accepted by Buyer, Buyer shall be entitled to purchase such

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     Products as provided in the purchase order from any other third party on such terms as Buyer shall determine in its sole discretion ("Third Party Purchases"). All Third Party Purchases shall be included in computing the minimum purchase requirements by Buyer of Products under this Agreement as if such Third Party Purchases were purchased from Seller.

     3. PRODUCT PRICES. The prices for the Products shall be the prices agreed upon by the Buyer and Seller at the time of delivery; provided, that if the parties cannot agree upon the price of a Product, the price will be determined by reference to the market prices for the particular Product of similar quality and quantity.

     4. F.O.B. TERMS. The prices for the products determined in accordance with
Section 3 are F.O.B., 1315 Phillips Street, Dyersburg, Tennessee 38025. The term F.O.B. as used in this Agreement is a price term only, and Seller shall have the risk of loss until the Products covered by this Agreement have been delivered to the facility of Buyer.

     5. COMMISSION DYE AND FINISHING. During the term of this Agreement, Buyer may, from time to time, request that Seller dye and/or finish certain goods to be sold by Buyer (the "Commission Goods"). For such services, Seller will charge Buyer, and Buyer will pay, Seller's cost in performing such services as set forth on Schedule 2 plus a commission of $.10 per pound of Commission Goods dyed and/or finished by Seller. Buyer guarantees that Seller shall be paid not less than $250,000 plus its costs for performing such services pursuant to this
Section 5. Buyer shall not be required to pay the $.10 commission once the total commissions paid equals $250,000.

     6. DELIVERY AND INSPECTION. Delivery of the Products and Commission Goods by Seller shall be made at Buyer's place of business at 2251 Old Curtis Road, Elba, Alabama 36323, or at such other place of business of Buyer within the United States as may be designated by Buyer in any purchase order or other document initiating a purchase or service under this Agreement.

     7. PAYMENT OF PURCHASE PRICE. Buyer shall pay the purchase price or commission, as applicable, for all Products and Commission Goods delivered hereunder within the time period set forth in the appropriate invoice.


     8. TERMINATION.

        8.1 Termination By Buyer. Buyer may terminate this Agreement for cause only upon breach by Seller of any of its obligations under this Agreement and failure by Seller to cure such breach within thirty days of notice of breach.

        8.2 Termination By Seller. Seller may terminate this Agreement for cause only upon Buyer's breach of its obligations under this Agreement and failure by Buyer to cure such breach within thirty days of notice of breach.

     9. REMEDIES.

        9.1 The remedies available to the parties to this Agreement, whether by virtue of the provisions of the Tennessee Uniform Commercial Code, or by the terms of this Agreement, are in addition to and cumulative with all remedies arising under any collateral or ancillary agreements between the parties.

        9.2 Buyer shall recover all direct damages resulting from any breach by Seller, including, but not limited to, all expenses reasonably incurred in inspection, receipt, transportation, and care and custody of goods rightfully rejected.
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     10. NOTICES, PURCHASE ORDERS.

        10.1 Any notice required or desired to be furnished under this Agreement shall be in writing, postage prepaid, and shall be sent by United States, certified, registered, or express mail, by an overnight delivery service (e.g., FedEx), or by facsimile transmission and addressed or delivered to the party receiving notice at the address designated below. Any notice shall be deemed to be given (i) when received or when first refused if mailed or sent by overnight delivery service, and (ii) when received if transmitted by facsimile transmission. All such notices shall be addressed as follows:

                    If to Buyer:   Kleinert's, Inc. of Alabama
                                   c/o Kleinert's, Inc.
                                   Suite 100, 120 West Germantown Pike
                                   Plymouth Meeting, PA 19462-1420
                                   Attn: Gerry Monigle
                                   Fax: 610-828-4589

                    If to Seller:  Dyersburg Fabrics Inc.
                                   1315 Phillips Street
                                   Dyersburg, TN 38024
                                   Attn: Jerome M. Wiggins
                                   Fax: 901-286-3411
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    In like manner, any party may change the address to which notice to it is to be sent.

        10.2 Any orders by Buyer of any Products to be delivered hereunder may be on Buyer's standard purchase order and may be sent by regular mail to:

                         Dyersburg Fabrics Inc.
                         1460 Broadway
                         New York, NY 10036
                         Attn: Steve Dauer

        At the request of Seller, upon mailing any such order, Buyer shall also send to Seller either a telecopy of such purchase order to such location as may be reasonably designated by Seller. At the request of Buyer, Seller also shall accept orders from Buyer by telex or electronic data interchange or transmission.

     11. ASSIGNMENT. This Agreement and the covenants, restrictions, and limitations contained herein shall be binding upon and shall be to the benefit of each of the parties and their respective successors and assigns; provided, however, that neither Buyer's nor Seller's obligations under this Agreement may be assigned or delegated without the prior written consent of the other party.

     12. WAIVER. The failure of either Buyer or Seller to seek redress for the breach of, or to insist upon the strict performance of, any term, clause, or provision of this Agreement, shall not constitute a waiver of such breach of non-performance, unless such waiver shall be in writing and signed by the party executing the waiver. Any waiver so signed shall not constitute a waiver of any difference or subsequent breach or non-performance.

     13. VALIDITY OF PROVISIONS. Whenever possible, each provision and term of this Agreement shall be interpreted in such a manner as to be valid and enforceable; provided, however, that in the event any provision or term of this Agreement should be determined to be invalid or unenforceable, all other provisions and terms of this Agreement and the application thereof to all persons and circumstances subject thereto shall remain unaffected to the extent permitted by law. If any application of any provisions or term to other persons and circumstances shall remain unaffected to the extent permitted by law.
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     14. CONSTRUCTION. This Agreement shall be construed and interpreted in accordance with the laws of the state of Tennessee including, except when expressly inconsistent therewith, the provisions of the Tennessee Uniform Commercial Code, T.C.A. Sections 47-1-101 et. seq., including all definitions contain therein. Section or paragraph headings are employed herein solely for convenience of reference, and such headings shall not in any way affect meaning, validity, or enforceability of any term or provision of this Agreement. All references herein to "section" or "paragraph" shall mean the appropriate numbered section or paragraph of this Agreement except where reference is particularly made to some other instrument or document.

     15. FORCE MAJEURE. Either party will be excused from performance of its duties under this Agreement during any period of time when that party is prevented from so performing due to act of God, war, riot, acts of governmental authorities, or other cause beyond its control other than due to labor stoppage, slowdown or other labor related issues; provided, however, that should such continue for a period of two consecutive months, the other party may, at its option, terminate this Agreement.

     16. RELATIONSHIP OF THE PARTIES. It is the express intention of the parties hereto that Seller is and shall be an independent contractor under this Agreement, and no partnership, joint venture, or fiduciary relationship shall exist between Buyer and Seller. This Agreement does not constitute either party as the agent, legal representative or employee of the other for any purpose whatsoever, and neither party is granted any right or authority to assume or create any obligation for or on behalf of, or in the name of, the other party or in any way to bind the other party.

     17. COSTS AND EXPENSES. Except as otherwise expressly provided in this Agreement, each party hereto shall be responsible for the payment of the fees and expenses (including legal fees and expenses) incurred by that party in connection with this Agreement and the transactions contemplated herein.

     18. ENTIRE AGREEMENT: MODIFICATION. This Agreement, as executed, constitutes the entire agreement between the parties and no representation, promise, condition, warranty or understanding, other than herein set forth, shall be binding upon any of the parties hereto. Non of the provisions of this Agreement may be waived, altered, or amended except in a writing signed by the party to be bound thereby.

     19. PURCHASE ORDERS. The terms and conditions of Buyer's purchase order shall control the rights and obligations of the parties unless expressly inconsistent with the provisions of this Agreement, in which case this Agreement shall control the rights and obligations of the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, each by its duly authorized officer and representative, as of the date and year first above written.

     DYERSBURG FABRICS INC.             KLEINERT'S, INC. OF ALABAMA


     By:                                     By: /s/ Joseph J. Connors
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     Title:                                  Title: Treasurer
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